UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2024

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1555 Freedom Blvd. Provo, UT	84604

(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership

As previously described in Sunworks, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2024, the Company and three of its subsidiaries ceased operations and filed voluntary petitions for relief under the provisions of Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Filing”). Jeoffrey Burtch has been appointed as Chapter 7 trustee.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2024, as a result of the Bankruptcy Filing, the Company received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company’s common stock will be delisted from The Nasdaq Stock Market. Accordingly, trading of the Company’s common stock will be suspended no later than the opening of business on February 15, 2024. Nasdaq Listing Rule 5110(b) states in part that “Nasdaq may use its discretionary authority under Rule 5100 to suspend or terminate the listing of a Company that has filed for protection under any provision of the federal bankruptcy laws or comparable foreign laws, or has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even though the Company’s securities otherwise meet all enumerated criteria for continued listing on Nasdaq.”

Additionally, the Company continues to fail to comply with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires companies listed on The Nasdaq Capital Market to maintain a minimum closing bid price of at least $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: February 14, 2024	By:	/s/ Jeoffrey Burtch
	Name:	Jeoffrey Burtch
	Title:	Chapter 7 Trustee